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                             CONSENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in the Registration Statement, on Form SB-2, of our report dated July 2, 1999, relating to the financial statements of BonusBoulevard, Inc., and to the reference to our firm under the caption "Experts" in the Propsectus.


Berenson & Company LLP
New York, NY
July 2, 1999